Item 26(d)(iii)

TRANSAMERICA LIFE INSURANCE COMPANY
A stock company
Home Office: 4333 Edgewood Road N.E., Cedar Rapids, Iowa 52499
(Hereafter called the Company, we, our or us) - (319) 355 -4433

DEATH BENEFIT ENHANCEMENT RIDER
This Rider is made part of the Policy to which it is attached. The Cash Value Accumulation limitation percentages in Section One of the policy are hereby deleted and replaced by the following:

Insured's	Age On Policy	Limitation Percentage	Insured's Age On Policy		Limitation Percentage
Anniversary		Male	Female	Anniversary	Male	Female
	20	773	901	60	208	234
	21	748	870	61	202	227
	22	724	839	62	196	221
	23	701	810	63	191	215
	24	678	782	64	186	209
	25	656	754	65	182	203
	26	634	728	66	177	198
	27	613	702	67	173	193
	28	593	678	68	169	188
	29	574	654	69	165	183
	30	555	631	70	161	179
	31	536	609	71	157	174
	32	518	588	72	154	170
	33	500	568	73	150	166
	34	483	548	74	147	162
	35	467	529	75	144	158
	36	451	511	76	144	156
	37	436	493	77	144	156
	38	421	476	78	144	156
	39	406	460	79	144	156
	40	393	444	80	144	156
	41	379	429	81	142	153
	42	367	415	82	140	151
	43	355	401	83	136	146
	44	343	387	84	132	141
	45	332	374	85	128	136
	46	321	362	86	124	132
	47	311	350	87	120	128
	48	301	338	88	117	124
	49	291	327	89	116	122
	50	282	317	90	115	120
	51	273	307	91	114	119
	52	264	297	92	113	117
	53	256	288	93	112	115
	54	248	279	94	111	113
	55	241	270	95	110	112
	56	233	262	96	109	110
	57	227	255	97	107	108
	58	220	247	98	105	106
	59	214	240	99	102	102
				100+	101	101
		Signed for us at our home office

/s/ Craig D. vermie                                                           /s/ Brenda Clancy
Secretary                                                                           President

EM DBER1 0110